UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 12, 2006
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road
Lafayette, Louisiana		70508

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01.     Entry into a Material Definitive Agreement.
     On January 12, 2006, Stone Energy Corporation (the “Company”) entered into an Employment Agreement with David H. Welch, President and Chief Executive Officer, confirming certain aspects of his continued employment with the Company. The agreement initially has a term of three years. Beginning on December 31, 2006 and on December 31 of each year thereafter, the term of the agreement shall be automatically extended for one year such that each December 31 begins a new three-year term unless either party thereto gives appropriate notice. Mr. Welch’s annual base salary remains at $400,000 in 2006 and shall be reviewed by the Company’s Board of Directors on an annual basis. He is eligible to participate in the Company’s annual incentive compensation plan and to receive awards of restricted stock and stock options based on performance and market comparison.
     If Mr. Welch’s employment is terminated by the Company without Cause or by him for Good Reason (as defined in the Company’s Executive Change in Control Severance Policy) in connection with a Change of Control, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth in the Employment Agreement, along with other benefits. The agreement also includes a provision that may require the Company to pay an additional amount for payments or benefits which are subject to certain taxes imposed under the Internal Revenue Code. A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
Section 9 — Financial Statements and Exhibits
Item 9.01.     Financial Statements and Exhibits.
(c)	Exhibits
10.1	Employment Agreement dated as of January 12, 2006 between Stone Energy Corporation and David H. Welch

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: January 18, 2006	By:	/s/ J. Kent Pierret

J. Kent Pierret
Senior Vice President,
Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement dated as of January 12, 2006 between Stone Energy Corporation and David H. Welch